Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Rubicon Medical Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard
J. Linder, President/Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  August 12, 2004


By /s/ Richard J. Linder
-------------------------------------
Richard J. Linder
President / Chief Executive Officer
(Principal Executive Officer)


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Rubicon Medical Corporation and will be retained by Rubicon Medical Corporation and furnished to the Securities and Exchange Commission or its staff upon request.